                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 27, 2002
                                                --------------------------------

                            PSF GROUP HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

Delaware                        333-64180                        43-1818535
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(State or other jurisdiction    (Commission                    (IRS Employer
    of incorporation)           File Number)                 Identification No.)

423 West 8th Street, Suite 200, Kansas City, Missouri             64105
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code     (816) 472-7675
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                                      None
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.

Premium Standard Farms, Inc., a wholly-owned subsidiary of PSF Group Holdings,
Inc., amended the credit agreement with its banks in order to secure additional liquidity during the current downturn in the hog industry.

Among other things, the agreement increases the Company's revolving line of credit by $50 million to $150 million in total availability subject to a borrowing base calculation. The agreement also defers quarterly payments on the
Company's term debt for a one year period and lowers certain financial covenants to reflect the downturn in the industry.

Management believes that the funds available under the amended credit agreement will be sufficient to support our working capital, capital expenditure and debt service requirements during this period of lower market hog prices.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

            Number            Description
            ------            -----------

            4.1               Eighth Amendment to Credit Agreement, dated as of
                              September 27, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PSF GROUP HOLDINGS, INC.
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                                                  (Registrant)

DATE: October 1, 2002                    /s/ Dennis D. Rippe
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                                         Dennis D. Rippe
                                         Vice President and Controller

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